Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2014 Results

Los Angeles, California, August 7, 2014 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the three and six months ended June 30, 2014.

Highlights

Air Lease Corporation reported another consecutive quarter of fleet, revenue and profitability growth:

•                  Diluted EPS increased 42% to $0.58 per share for the three months ended June 30, 2014 compared to $0.41 per share for the three months ended June 30, 2013.

•                  Revenues increased 23% to $256 million for the three months ended June 30, 2014 compared to $208 million for the three months ended June 30, 2013.

•                  Income before taxes increased 44% to $96 million with a pretax margin of 37% for the three months ended June 30, 2014 compared to income before taxes of $66 million with a pretax margin of 32% for the three months ended June 30, 2013.

•                  Recorded $13.6 million in gains on aircraft sales, trading and other activity for the three months ended June 30, 2014.

•                  In July 2014, at the Farnborough International Airshow, ALC became the first launch customer for the new Airbus A330neo aircraft and placed additional firm and option aircraft orders with Airbus, Boeing and ATR.

•                  On July 23, 2014, we amended our 2010 Warehouse Facility decreasing the aggregate capacity by $250 million to $750 million, reducing the interest rate by 0.25% to LIBOR plus 2.00% and extended the final maturity date to 2020.

•                  Our Board of Directors declared a quarterly cash dividend of $0.03 per share on our outstanding common stock.

The following table summarizes the results for the three months and six months ended June 30, 2014 and 2013 (in thousands, except share amounts):

	Three Months Ended June 30,			Six Months Ended June 30,

	2014	2013	% change	2014	2013	% change

Revenues	$256,325	$207,872	23.3%	$502,610	$399,869	25.7%
Income before taxes	$95,680	$66,311	44.3%	$190,389	$127,983	48.8%
Net income	$62,037	$42,990	44.3%	$123,434	$82,986	48.7%
Cash provided by operating activities	$197,226	$146,739	34.4%	$377,466	$307,880	22.6%
Diluted EPS	$0.58	$0.41	41.5%	$1.15	$0.79	45.6%

“ALC continued its strong growth in Q2 with increasing revenues and profitability in the core fleet. From our Company founding just over four years ago, ALC has now eclipsed $10 billion in total assets, and we are executing our vision to be the leasing industry leader with the youngest, most fuel efficient, technologically advanced commercial aircraft. At the Farnborough Airshow in July, ALC launched the Airbus A330neo which we believe will be a widebody leader along with the Boeing 787, 777, and Airbus A350. In the face of continued and forecasted demand, we also topped up incremental aircraft orders and fine-tuned our delivery pipeline to maximize potential returns to our shareholders,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“With regional variations, on an overall global basis, passenger traffic growth remains solid, airline operating performance continues an improving trend, and the demand for replacement aircraft remains strong.  ALC continues to see a robust leasing market for our new aircraft pipeline, as well as from our used aircraft portfolio.  We delivered 13 new aircraft to eight customers from our order book during the quarter.  We were able to accelerate closings in our aircraft sales program ahead of previously forecasted closing dates for later in the year,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

In July 2014, the Company entered into definitive agreements with Airbus and Boeing to purchase 76 additional aircraft. From Airbus, we agreed to purchase 60 additional A321neo aircraft. From Boeing, we agreed to purchase six additional 777-300ER aircraft and confirmed the purchase of 10 737-8/9 MAX aircraft which were previously subject to reconfirmation. Deliveries of the aircraft are scheduled to commence in 2016 and continue through 2023. Additionally, the Company entered into a non-binding memorandum of understanding with Airbus to purchase 25 A330neo aircraft and we amended an existing definitive purchase agreement to provide us with the option to purchase 10 additional A321neo aircraft.

As of June 30, 2014, we owned 207 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 77 airlines in 47 countries. During the quarter ended June 30, 2014, we delivered 13 aircraft from our new order pipeline. In addition, we sold two aircraft from our operating lease portfolio during the quarter ended June 30, 2014. As of June 30, 2014, we managed 12 aircraft for third parties.

Below are portfolio metrics of our fleet as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Fleet size	207	193
Weighted-average fleet age(1)	3.6 years	3.7 years
Weighted-average remaining lease term(1)	7.2 years	7.1 years
Aggregate fleet net book value	$8.3 billion	$7.6 billion

(1)      Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Region	% of Net Book Value	% of Net Book Value

Asia/Pacific	46.2%	43.6%
Europe	35.0	34.9
Central America, South America and Mexico	9.4	10.9
U.S. and Canada	5.0	5.7
The Middle East and Africa	4.4	4.9

Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of June 30, 2014 and December 31, 2013:

	June 30, 2014		December 31, 2013

Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total

Airbus A319/320/321	62	30.0%	55	28.5%
Airbus A330-200/300	21	10.1	21	10.9
Boeing 737-700/800	65	31.4	60	31.1
Boeing 767-300ER	2	0.9	3	1.5
Boeing 777-200/300ER	8	3.9	7	3.6
Embraer E175/190	31	15.0	31	16.1
ATR 72-600	18	8.7	16	8.3

Total	207	100.0%	193	100.0%

Debt Financing Activities

We ended the second quarter of 2014 with total debt outstanding of $6.3 billion as compared to $5.9 billion as of December 31, 2013.  We have built a globally diversified group of banking relationships, which has provided us in excess of $4.2 billion in financing and we have successfully accessed the debt capital markets for $3.8 billion in unsecured financing.  We ended the second quarter of 2014 with total unsecured debt outstanding of $5.0 billion compared to $4.3 billion as of December 31, 2013, increasing the Company’s unsecured debt as a percentage of total debt to 79.4% as of June 30, 2014 compared to 73.5% as of December 31, 2013. The Company’s fixed rate debt as a percentage of total debt increased to 65.6% as of June 30, 2014 from 62.0% as of December 31, 2013.

We ended the second quarter of 2014 with a debt to equity ratio of 2.39:1 and available liquidity of $1.6 billion which is comprised of unrestricted cash of $244.4 million and undrawn balances under our 2010 Warehouse Facility, as amended, and unsecured revolving credit facilities of $1.3 billion. Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets.

The Company’s debt financing was comprised of the following at June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

	(dollars in thousands)
Unsecured
Senior notes	$3,579,194	$3,055,620
Revolving credit facilities	989,000	808,000
Term financings	232,615	247,722
Convertible senior notes	200,000	200,000
Total unsecured debt financing	5,000,809	4,311,342

Secured
Warehouse facilities	553,591	828,418
Term financings	673,387	654,369
Export credit financing	68,211	71,539
Total secured debt financing	1,295,189	1,554,326

Total secured and unsecured debt financing	6,295,998	5,865,668
Less: Debt discount	(11,821)	(12,351)
Total debt	$6,284,177	$5,853,317

Selected interest rates and ratios:
Composite interest rate(1)	3.59%	3.60%
Composite interest rate on fixed rate debt(1)	4.48%	4.56%
Percentage of total debt at fixed rate	65.63%	61.98%

(1)                 This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 7, 2014 at 4:30 PM Eastern Time to discuss the Company’s financial results for the second quarter 2014.

Investors can participate in the conference call by dialing (800) 706-7745 domestic or (617) 614-3472 international. The passcode for the call is 72140911.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 9:30 PM ET on August 7, 2014 until 11:59 PM ET August 14, 2014. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 86785259.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:
Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:
Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2013 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	June 30, 2014	December 31, 2013

	(unaudited)
Assets
Cash and cash equivalents	$244,447	$270,173
Restricted cash	14,386	87,308

Flight equipment subject to operating leases	9,083,568	8,234,315
Less accumulated depreciation	(754,227)	(621,180)
	8,329,341	7,613,135

Deposits on flight equipment purchases	1,176,718	1,075,023
Deferred debt issuance costs—less accumulated amortization of $62,458 and $51,578 as of June 30, 2014 and December 31, 2013, respectively	85,988	90,249
Other assets	201,236	196,716
Total assets	$10,052,116	$9,332,604
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$170,758	$131,223
Debt financing, net of discounts	6,284,177	5,853,317
Security deposits and maintenance reserves on flight equipment leases	639,560	569,847
Rentals received in advance	65,645	61,520
Deferred tax liability	260,218	193,263
Total liabilities	$7,420,358	$6,809,170
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,382,073 and 101,822,676 shares at June 30, 2014 and December 31, 2013, respectively	1,010	1,009
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,200,572	2,209,566
Retained earnings	430,176	312,859
Total shareholders’ equity	$2,631,758	$2,523,434
Total liabilities and shareholders’ equity	$10,052,116	$9,332,604

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)
Revenues
Rental of flight equipment	$242,538	$206,299	$472,929	$396,402
Aircraft sales, trading and other	13,787	1,573	29,681	3,467
Total revenues	256,325	207,872	502,610	399,869

Expenses
Interest	47,335	43,468	91,693	83,698
Amortization of discounts and deferred debt issuance costs	6,989	5,349	13,479	10,559
Interest expense	54,324	48,817	105,172	94,257

Depreciation of flight equipment	81,475	68,783	159,617	132,646
Selling, general and administrative	19,906	16,648	39,092	30,895
Stock-based compensation	4,940	7,313	8,340	14,088
Total expenses	160,645	141,561	312,221	271,886

Income before taxes	95,680	66,311	190,389	127,983
Income tax expense	(33,643)	(23,321)	(66,955)	(44,997)
Net income	$62,037	$42,990	$123,434	$82,986

Net income per share of Class A and Class B Common Stock:
Basic	$0.61	$0.42	$1.21	$0.82
Diluted	$0.58	$0.41	$1.15	$0.79
Weighted-average shares outstanding:
Basic	101,934,815	101,301,263	101,896,210	101,270,323
Diluted	110,056,625	108,815,938	109,967,199	108,665,884

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2014	2013
	(unaudited)
Operating Activities
Net income	$123,434	$82,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	159,617	132,646
Stock-based compensation	8,340	14,088
Deferred taxes	66,955	44,997
Amortization of discounts and deferred debt issuance costs	13,479	10,559
Gain on aircraft sales, trading and other activities	(27,735)	(2,069)
Changes in operating assets and liabilities:
Other assets	15,492	10,624
Accrued interest and other payables	13,759	5,462
Rentals received in advance	4,125	8,587
Net cash provided by operating activities	377,466	307,880
Investing Activities
Acquisition of flight equipment under operating lease	(728,702)	(705,774)
Payments for deposits on flight equipment purchases	(315,555)	(464,636)
Proceeds from aircraft sales, trading and other activities	201,772	5,469
Acquisition of furnishings, equipment and other assets	(107,795)	(52,796)
Net cash used in investing activities	(950,280)	(1,217,737)
Financing Activities
Issuance of common stock	756	—
Cash dividends paid	(6,113)	(2,532)
Tax withholdings related to vesting of restricted stock units	(2,049)	(1,742)
Net change in unsecured revolving credit facilities	181,000	530,000
Proceeds from debt financings	540,635	653,849
Payments in reduction of debt financings	(296,149)	(343,518)
Restricted cash	72,922	28,332
Debt issuance costs	(4,324)	(26,261)
Security deposits and maintenance reserve receipts	77,975	90,092
Security deposits and maintenance reserve disbursements	(17,565)	(14,153)
Net cash provided by financing activities	547,088	914,067
Net increase in cash	(25,726)	4,210
Cash and cash equivalents at beginning of period	270,173	230,089
Cash and cash equivalents at end of period	$244,447	$234,299
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $21,225 and $14,887 for the six months ended June 30, 2014 and 2013	$96,828	$87,511
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment	$301,814	$163,464
Cash dividends declared, not yet paid	$3,059	$2,533
Other assets applied to payments for deposits on flight equipment purchases	$12,980	$6,675